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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements listed below of First Chicago NBD Corporation of our report dated February 12, 1998, on our audits of the consolidated financial statements of BANC ONE CORPORATION and Subsidiaries, as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated by reference in this Current Report on Form 8-K of First Chicago NBD Corporation.

Registration Statements on Form S-8
Registration Numbers:

        ..33-62713                      ..333-03175
        ..33-21036                      ..333-05349
        ..33-48773                      ..333-05347
        ..33-46906                      ..333-05375
        ..33-50300                      ..333-16369
        ..33-53928
        ..33-17494


Registration Statements on Form S-3
Registration Numbers:


        ..33-64755                      ..333-15649
        ..33-60788                      ..333-36587
        ..333-08903


Registration Statements on Form S-4
Registration Numbers:

        ..333-47029




                                        /s/ COOPERS & LYBRAND L.L.P.

Columbus, Ohio
April 21, 1998